                           RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is entered into as of November 22, 1996, effective as of November 1, 1996, by and between BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Company"), and the individual identified on the signature page hereof (the "Stockholder"), with reference to the following facts. Certain capitalized terms used herein are defined in paragraph 5 below.

     A. This Agreement is entered into in connection with and concurrently with that certain Management Services Agreement dated as of the date hereof (the "Management Services Agreement") by and between the Company and Southern California Orthopedic Institute Medical Group (the "Medical Group").

     B. This Agreement also is entered into concurrently with substantially identical Restricted Stock Agreements between the Company and the other partners in or employees of the Medical Group identified in Schedule A attached hereto (collectively, the "Stockholders").


     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Purchase and Sale of Restricted Stock. (a) (i) Upon execution of this Agreement, the Company shall issue to the Stockholder the number of shares specified opposite the Stockholder's name in Schedule A attached hereto (the "Restricted Stock") of the common stock of the Company, par value $0.001 per share (the "Common Stock"), pursuant to Section 4 and Schedule III of the Management Services Agreement.

     (ii) The Company shall deliver, at the time of execution of this Agreement, two (2) stock certificates, each dated the date hereof and issued in the name of the Stockholder. One of the certificates shall represent seventy-five percent (75%) of the Restricted Stock issued to the Stockholder on the date hereof, and such certificate shall be delivered to the Stockholder. The other certificate shall represent twenty-five percent (25%) of the Restricted Stock issued to the Stockholder on the date hereof, and such certificate shall be delivered to the Medical Group. Additionally, the Stockholder shall deliver to the Medical Group an executed stock power relating to such certificate. The Medical Group shall hold such share certificate and stock power until the recalculation required under Schedule III of the Management Services Agreement has been completed, and the Medical Group shall promptly thereafter deliver such certificate to the Stockholder or to the Management Company, as applicable, in accordance with the terms of such Schedule III. In the event of delivery of such certificate to the Management Company, such certificate shall be accompanied by the stock power previously executed by the Stockholder.

     (b) In connection with the issuance of the Restricted Stock hereunder, the Stockholder represents and warrants to the Company that:

          (i) the Restricted Stock to be issued to the Stockholder pursuant to this Agreement shall be acquired for the Stockholder's own account, for investment only and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Restricted Stock will not be disposed of in contravention of the 1933 Act or any applicable state securities laws;

          (ii) the Stockholder has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable the Stockholder to understand and evaluate the risks and benefits of his or her investment in the Restricted Stock;

          (iii) the Stockholder has no need for liquidity in his or her investment in the Restricted Stock and is able to bear the economic risk of his or her investment in the Restricted Stock for an indefinite period of time and understands that the Restricted Stock has not been registered or qualified under the 1933 Act or any applicable state securities laws, by reason of the issuance of the Restricted Stock in a transaction exempt from the registration and qualification requirements of the 1933 Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the 1933 Act or such state securities laws or an exemption from such registration or qualification is available;

          (iv) the Stockholder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Stockholder) promulgated under the 1933 Act, depends on satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts;

          (v) the Stockholder is an individual (A) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000 or
     (B) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and the full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year; or the Stockholder otherwise meets the requirements to be considered an accredited investor, as defined under the 1933 Act; and

          (vi) the Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Stock and has had full access to or been provided with such other information concerning the Company as he or she has requested.

     (c) This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Stockholder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Stockholder is a party or any judgment, order or decree to which the Stockholder is subject.

     (d) As an inducement to the Company to issue the Restricted Stock to the Stockholder and as a condition thereto, the Stockholder acknowledges and agrees that:

          (i) neither the issuance of the Restricted Stock to the Stockholder nor any provision contained herein shall affect the right of the Company to terminate the Management Services Agreement; and

          (ii) the Company shall provide the Stockholder with substantially the same information regarding the Company that the Company regularly discloses to its other stockholders.

     (e) Notwithstanding anything to the contrary set forth in this Agreement, the total number of shares to be issued to the Stockholder hereunder is subject to adjustment in connection with any adjustment made to the total number of shares issued to all Stockholders pursuant to Schedule III of the Management Services Agreement; provided, however, that the amount of such adjustment allocated to the Stockholder shall be as provided in a written schedule furnished to the Company by the Medical Group specifying the adjusted number of shares for each of the Stockholders. In the event that the Stockholder is entitled to receive additional shares pursuant to such adjustment, the Company shall promptly deliver to the Stockholder without further consideration a stock certificate representing such additional shares. If pursuant to such adjustment the Stockholder is required to return any shares to the Company, the Medical Group shall promptly return to the Company the share certificate representing twenty-five percent (25%) of the Restricted Stock previously issued to the Stockholder, accompanied by the stock power previously executed by the Stockholder. If the Stockholder is required to return more shares than is represented by such certificate, the Stockholder shall return to the Company the share certificate representing seventy-five percent (75%) of the Restricted Stock previously issued to the Stockholder, together with an executed stock power, in lieu of or in addition to the above-referenced stock certificate representing twenty-five percent (25%) of such stock, as necessary to comply with the Stockholder's obligation to return to the Company the total number of shares required to be returned to the Company in accordance with this paragraph 1(e). Thereafter the Company shall promptly deliver to the Stockholder a new stock certificate or certificates representing the adjusted number of shares, all without any further consideration.

     2. Vesting of the Restricted Stock. (a) Except as otherwise provided in paragraphs 2(b) and 2(c) hereof, the Restricted Stock shall become vested in accordance with the following schedule, if, as of each such date, (i) the

Management Services Agreement has not been terminated, (ii) there has not been a Cessation of Active Practice (as defined in paragraph 2(d) below) by the Stockholder, or (iii) the Stockholder has not died or become permanently disabled:

      Anniversary Date                       Cumulative Percentage of
     of this Agreement                        Restricted Stock Vested
     -----------------                        -----------------------
           First                                        25%
           Second                                       50%
           Third                                        75%
           Fourth                                      100%

For purposes of this Agreement, "Anniversary Date of this Agreement" means November 1 of each year after 1996. Shares of the Restricted Stock which have become vested are referred to herein as "Vested Shares" and all other shares of the Restricted Stock are referred to herein as "Unvested Shares." The parties acknowledge and agree that the number of shares issued to the Stockholder hereunder may be increased or decreased in connection with the recalculation described in Schedule III to the Management Services Agreement. Accordingly, following such recalculation, the vesting schedule set forth above shall be applicable retroactively and prospectively to the adjusted number of shares issued to the Stockholder in connection with such recalculation.

     (b) (i) The provisions of paragraph (ii) below shall be applicable only in the event that the Company has not amended that certain Restricted Stock Agreement entered into by and between the Company and Lehigh Valley Bone, Muscle and Joint Group, L.L.C., a Pennsylvania limited liability company ("Lehigh Valley"), in or about July, 1996, to delete that provision in such agreement which is substantially similar to paragraph (ii) below. If such agreement is so amended, paragraph (ii) below shall become null and void upon the Company's provision of notice thereof to the Medical Group, and the Restricted Stock shall become vested only in annual increments as provided in paragraph 2(a) above.

     (ii) If the Management Services Agreement is terminated or there is a Cessation of Active Practice by the Stockholder, or if the Stockholder dies or becomes permanently disabled, on any date other than an anniversary date of the issuance of the Restricted Stock, the cumulative percentage of the Restricted Stock to become vested shall be determined on a pro rata basis according to the number of days elapsed since the prior anniversary date or the date of this Agreement (should such termination occur prior to the first anniversary date).

     (c) Notwithstanding the foregoing, in the event of the death of the Stockholder, in addition to any shares that have vested in accordance with paragraphs 2(a) and 2(b) above, the number of Unvested Shares scheduled to become Vested Shares pursuant to paragraph 2(a) above during the eighteen-month period immediately following the date of death shall immediately become Vested Shares.


     (d) For purposes of this Agreement, "Cessation of Active Practice" means a physician Stockholder's failure (other than by reason of death or permanent disability), throughout any twelve-month period ending on the day before any of the vesting dates described in paragraph 2(a) hereof, to engage in the practice of medicine with the Medical Group on a regular basis, including the performance of orthopedic surgical procedures on a regular basis (except in the case of any Stockholder who did not practice surgery on a regular basis immediately prior to the date hereof), such that (i) the Stockholder was engaged in patient care activities for less than seventy-five percent (75%) of the time that the Stockholder had been engaged in such activities during the twelve-month period immediately preceding the date hereof, and (ii) the Stockholder generated billings that were less than seventy-five percent (75%) of the amount of billings generated by the Stockholder during the twelve-month period immediately preceding the date hereof.

     (e) If the Stockholder is insured under a disability insurance policy, the determination under such policy as to whether the Stockholder's condition constitutes a permanent disability shall be binding on the parties hereto for purposes of this Agreement. If the Stockholder is not insured under a policy of disability insurance, such determination shall be made by an independent qualified physician proposed by the Medical Group, subject to the approval of the Company, which approval shall not be unreasonably withheld.

     (f) Notwithstanding anything to the contrary set forth in this Agreement, including without limitation the provisions of paragraph 2(a) hereof relating to vesting, if as of the date or dates on which any of the Restricted Stock is scheduled to vest, Phase II under the Management Services Agreement has not yet commenced and the Medical Group has not waived the Medical Group's right to terminate the Management Services Agreement pursuant to Section 13.1(e) of the Management Services Agreement (providing the Medical Group the right under certain circumstances to terminate the Management Services Agreement prior to the commencement of Phase II), such vesting shall be deferred until (i) the date on which Phase II under the Management Services Agreement commences or (ii) the date on which the Medical Group gives written notice to the Management Company waiving its right to terminate the Management Services Agreement under Section 13.1(e), whichever first occurs. If the Management Services Agreement is terminated by the Medical Group pursuant to Section 13.1(e) thereof, none of the Restricted Stock shall be deemed to Vested Shares hereunder.

     3. Repurchase of Restricted Stock. (a) Except as provided in paragraph 3(g), in the event of a Repurchase Event, as defined in paragraph 3(b) below, the Company may elect to repurchase the Restricted Stock (whether vested or unvested and whether held by the Stockholder or one or more of the Stockholder's permitted transferees) pursuant to the terms and conditions set forth in this paragraph 3 (the "Repurchase Option").


     (b) Each of the following shall constitute a "Repurchase Event":

          (i) Termination of the Management Services Agreement for any reason whatsoever on or before the fourth anniversary of the date of this Agreement;

          (ii) Termination of the Management Services Agreement by the Medical Group pursuant to Section 13.1(d) thereof (based on failure of the Company to consummate an initial public offering of its Common Stock within forty-eight (48) months after the Commencement Date under the Management Services Agreement); or

          (iii) The Stockholder's Cessation of Active Practice.

     (c) The repurchase price for each Unvested Share shall be equal to the Original Value of such share.

     (d) The repurchase price for each Vested Share shall be the Fair Market Value for such share.

     (e) The Company may elect to repurchase all or a portion of the Restricted Stock by delivering written notice (the "Repurchase Notice") to the Stockholder within ninety (90) days after the Repurchase Event; provided, however, that if the Company elects to repurchase less than all of the Restricted Stock, the Company shall repurchase all of the Unvested Shares and may purchase that number of Vested Shares as the Company may, in its discretion, determine. The Repurchase Notice shall set forth the number of Unvested Shares and Vested Shares to be acquired, the aggregate consideration to be paid for such shares, and the time and place for the closing of the transaction. If the Repurchase Event giving rise to the Company's election to repurchase consists of the termination of the Management Services Agreement, and if the number of shares of Restricted Stock that the Company has elected to repurchase is less than the total number of shares of Restricted Stock held by all of the Stockholders, the Company shall purchase the shares of Restricted Stock pro rata according to the number of shares of Restricted Stock held by all of the Stockholders at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

     (f) The closing of the repurchase of Restricted Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than sixty (60) days nor less than five (5) days after the delivery of the Repurchase Notice. The Company shall pay for Restricted Stock to be purchased pursuant to the Repurchase Option by delivery of (i) the Company's check or wire transfer of funds, (ii) a subordinated note or notes payable in up to five equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the greater of either the prime rate announced from time to time by The Chase Manhattan Bank (National Association) plus 1/2% or the "applicable Federal rate" (as defined in Section 1274(d) of the Internal Revenue Code) in effect from time to time, or (iii) both
(i) and (ii), in the aggregate amount of the repurchase price for such shares; provided, however, that in the event that the Medical Group is obligated to pay to the Company any sums in connection with the repurchase of assets by the Medical Group pursuant to the Management Services Agreement, the total of such sums may be offset by the Company against any amounts owed by the Company to the Stockholders pursuant to each of the Restricted Stock Agreements, such offset amount to be allocated pro rata among all of the Stockholders. Any notes issued by the Company pursuant to this paragraph 3(f) shall be subject to the restrictive covenants, if any, to which the Company is subject at the time of such repurchase. The Company shall be entitled to require the signature of the Stockholder to be guaranteed and to receive representations and warranties from the Stockholder regarding (A) the Stockholder's power, authority and legal capacity to enter into such sale and transfer valid right, title and interest in such Restricted Stock, (B) the Stockholder's ownership of such Restricted Stock and the absence of any liens, pledges, and other encumbrances on such Restricted Stock and (C) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which the Stockholder or the Stockholder's assets are bound resulting from such sale.

     (g) Notwithstanding anything to the contrary set forth in this paragraph 3, in the event of a Repurchase Event consisting of the termination of the Management Services Agreement by the Medical Group pursuant to Section 13.1 of the Management Services Agreement, or in the event of termination of the Management Services Agreement by either party in accordance with Section 27 thereof (pursuant to Section 13.3), the Company shall have the obligation (rather than the option) to purchase all of the Restricted Stock acquired by the Stockholder pursuant to this Agreement, and the repurchase price shall be paid in full in cash not later than sixty (60) days after the date of termination of the Management Services Agreement; provided, however, that in the event that the Medical Group is obligated to pay to the Company any sums in connection with the repurchase of assets by the Medical Group pursuant to the Management Services Agreement, the total of such sums may be offset by the Company against any amounts owed by the Company to the Stockholders pursuant to each of the Restricted Stock Agreements, such offset amount to be allocated pro rata among all of the Stockholders.

     (h) In the event of the death or permanent disability of the Stockholder, the Company shall repurchase all of the Unvested Shares (but not the Vested Shares) of the Stockholder. The repurchase price for each Unvested Share shall be equal to the Original Value of such share, and such repurchase price shall be paid in full in cash not later than sixty (60) days after the date of death or the date on which such disability is determined to be permanent.

     (i) In the event that the Stockholder is required, prior to the consummation of an initial public offering of the Company's Common Stock pursuant to the 1933 Act or prior to the second anniversary of the date hereof, whichever is later, to pay any state or federal taxes in connection with the receipt of the Restricted Stock hereunder, the Stockholder shall have the right to sell to the Company, and the Company shall be obligated to purchase from the Stockholder, for the purchase price determined in accordance with this paragraph 3, such number of shares of Vested Stock as the Stockholder may tender to the Company, provided that the purchase price therefor shall not exceed the total amount of the Stockholder's tax liability incurred in connection with the receipt of such stock. In the event that the Stockholder desires to exercise the right conferred under this paragraph 3(i), the Stockholder shall give notice to the Company not earlier than forty-five (45) days prior to, nor later than forty-five (45) days after, the date on which such taxes are due and payable, and the Stockholder shall furnish to the Company reasonable documentation prepared by the Stockholder's certified public accountant establishing the amount of such tax liability.

     (j) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Restricted Stock by the Company shall be subject to applicable restrictions, if any, contained in Federal law or in the Delaware General Corporation Law. Notwithstanding anything to the contrary contained in this Agreement, if any such restrictions prohibit or otherwise delay the repurchase of Restricted Stock hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

     (k) In the event that Restricted Stock is repurchased pursuant to this paragraph 3, the Stockholder and his or her successors and assigns shall take all reasonable steps to obtain all required third-party, governmental and regulatory consents and approvals and take all other reasonable actions necessary to facilitate consummation of such repurchase in a timely manner.

     4. Transfer Restriction; Legend. (a) Except as otherwise expressly provided in paragraph 3, the Stockholder shall sell or transfer or agree to sell or transfer ("Sale" or "Sell") Restricted Stock only in accordance with the following procedures; provided, however, that with respect to this paragraph 4(a), Restricted Stock, at any point in time, shall be limited to Vested Shares and at no time shall the Stockholder have the right to sell Unvested Shares; provided, further, that the restrictions on transfers of Vested Shares set forth in this paragraph 4 shall expire, and shall be of no further force or effect, upon the consummation of initial public offering of the Company's Common Stock pursuant to the 1933 Act:

          (b) In the event that the Stockholder receives a bona fide offer from a third party (the "Prospective Stockholder") to purchase all or any portion of the Restricted Stock owned by the Stockholder, the Stockholder shall deliver to the Company a written notice (the "Offer Notice"), which shall be irrevocable for a period of fifteen (15) business days after delivery thereof (the "Offer Period"), offering (the "Offer") all of the Restricted Stock proposed to be Sold by the Stockholder to the Prospective Stockholder at the purchase price and on the terms of the proposed Sale to the Prospective Stockholder (such Offer Notice shall include the foregoing information, a copy of the Prospective Stockholder's bona fide offer and all other relevant terms of the proposed Sale, including the identification of the Prospective Stockholder). The Company shall have the right and option, for a period of fifteen (15) business days after delivery of the Offer Notice, to repurchase all of the Restricted Stock so offered at the purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice to the Stockholder within said fifteen (15) business-day period.

          (c) Sales of Restricted Stock under the terms of paragraph 4(b) above shall be made on a mutually satisfactory business day within fifteen (15) business days after the expiration of the Offer Period. Delivery of certificates or other instruments evidencing such Restricted Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

          (d) If the Company fails to purchase the Restricted Stock offered for Sale pursuant to the Offer Notice, then at any time within sixty (60) business days after the expiration of the Offer Period the Stockholder may Sell all or any part of the Restricted Stock so offered for Sale on terms no more favorable than the terms stated in the Offer Notice; provided, however, that the Stockholder shall not, under any circumstances, Sell any Restricted Stock to the Prospective Stockholder if the Board of Directors of the Company, in its sole discretion, determines in good faith that the Prospective Stockholder is a competitor, or an Affiliate of a competitor, of the Company or that such Prospective Stockholder's ownership of Restricted Stock would be contrary to the best interests of the Company. In the event that the Restricted Stock is not Sold by the Stockholder to the Prospective Stockholder during such period, the right of the Stockholder to Sell such remaining Restricted Stock to the Prospective Stockholder shall expire and the obligations of the Stockholder pursuant to this paragraph 4 shall be reinstated.

          (e) Any transferee of Restricted Stock (other than the Company) shall, as a condition to such transfer, agree to be bound by all of the provisions of this Agreement applicable to the Stockholder.

          (f) The certificates representing the Restricted Stock will bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED AS OF NOVEMBER 1, 1996, BETWEEN THE

         STOCKHOLDER AND BONE, MUSCLE AND JOINT, INC. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (g) Naresh Nagpal, M.D. and any venture capital firm providing funds to the Company ("Selling Shareholders") shall give to the Stockholder the right to participate on a pro rata basis (based on the number of shares owned, whether preferred or common, held by the Stockholders and by any other shareholders who hold the same rights that are conferred by this paragraph 4(g), including members of other physician groups), in any proposed sale of stock (whether preferred or common) in the Company from any of the Selling Shareholders to any unaffiliated third party, and the Company shall require the Selling Shareholders to comply with the obligations set forth in this paragraph 4(g); provided, however, that the obligation under this paragraph 4(g) shall become null and void upon the consummation of an initial public offering of the Company's Common Stock pursuant to the 1933 Act.

          (h) The Stockholder hereby agrees to the provisions of Section 9.12 of the Management Services Agreement (relating to the right of Naresh Nagpal, M.D. and any venture capital firm providing funds to the Company to participate in certain sales of stock by the Stockholder).

     5. Definitions.

     (a) "Affiliate" means, with respect to any Person, any of (a) a director, officer or partner of such Person and (b) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     (b) "Fair Market Value" of each share of Restricted Stock means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any given day, the average of the last bid and asked prices on all such exchanges at the end of such day, or, if on any given day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market National Market System ("Nasdaq") as of 4:00 P.M., New York time, or, if on any given day the Common Stock is not quoted in Nasdaq, the average of the bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive trading days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in Nasdaq or the over-the-counter market, the Fair Market Value shall be that value jointly determined by the Stockholder and the Company, provided that if they cannot so agree, such value shall be determined by a mutually acceptable investment banking or other qualified firm of national or regional reputation, retained jointly by the Company and the Medical Group, and all fees, expenses and other charges of such firm incurred in connection with such determination of Fair Market Value shall be borne and shared equally by the Company and the Medical Group. In the event that the parties are unable to agree upon such an investment banking or other qualified firm within ten (10) days after the date on which either party may initially propose such a firm, a qualified firm shall be selected in the following manner:

          First, the Stockholder shall send a list of names of four such firms, arranged in order of the Stockholder's preference, by written notice to the Company within seven (7) days after the expiration of the above referenced 10-day period. If the Stockholder does not furnish such a list to the Company within such time period, the Company may, within the next seven (7) days following expiration of such earlier seven-day period, submit a list of names of four such firms to the Stockholder.

          Second, the Company (or the Stockholder, as applicable) shall select, within seven (7) days after receipt of the above-referenced list, one of the firms identified on such list and shall give written notice thereof to the other party. If the recipient of such list does not make any such selection, the firm identified as the first choice on such list shall be deemed agreed to by the parties.

     (c) "Internal Revenue Code" means the Internal Revenue of Code of 1986, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

     (d) "Original Value" of each share of Restricted Stock purchased hereunder will be equal to Ten Cents $0.10 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

     (e) "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability corporation or partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     (f) "Public Sale" means any sale of Restricted Stock to the public pursuant to an offering registered under the 1933 Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the 1933 Act.


     (g) "Restricted Stock" has the meaning set forth in paragraph 1(a). The Restricted Stock will continue to be Restricted Stock in the hands of any holder other than the Stockholder (except for the Company and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of the Restricted Stock will succeed to all rights and obligations attributable to the Stockholder as the holder of the Restricted Stock hereunder. The Restricted Stock will also include shares of the Company's capital stock issued with respect to the Restricted Stock by way of a stock split, stock dividend or other recapitalization.

     (h) "1933 Act" means the Securities Act of 1933, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

     6. Indemnification. (a) The Company shall indemnify, defend and hold harmless the Stockholder against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company contained in this Agreement.

     (b) The Stockholder shall indemnify and hold harmless the Company against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Stockholder contained in this Agreement.

     7. General Provisions.

     (a) Transfers in Violation of Agreement. Any sale, transfer, assignment or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a "Transfer") or attempted Transfer of any Restricted Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such

Transfer on its books or treat any purported transferee of such Restricted Stock as the owner of such stock for any purpose.

     (b) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     (c) Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Stockholder, the Company and their respective successors, assigns, heirs, representatives and estate, as the case may be (including subsequent holders of Restricted Stock); provided that the rights and obligations of the Stockholder under this Agreement shall not be assignable except in connection with a permitted transfer of Restricted Stock hereunder.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflicting provision or rule (whether of the State of California, or any other jurisdiction), that would cause the laws of any jurisdiction other than the State of California to be applied. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

     (g) Jurisdiction. (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California state court or Federal court of the United States of America sitting in the State of California, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California state court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any other jurisdiction.

     (ii) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any California state or Federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (h) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorneys' fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

     (i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Stockholder and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

     (j) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via telecopier, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via telecopier, five days after deposit in the U.S. mail and one business day after deposit with a reputable overnight courier service.

     If to the Company, to:

          Bone, Muscle and Joint, Inc.
          4800 North Federal Highway, Suite 104D
          Boca Raton, Florida  33431
          Attention:  Naresh Nagpal, M.D., President
          Telephone:  (561) 989-0909
          Telecopy:   (561) 391-1389


          with a copy to:

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza, 41st Floor
          New York, New York  10112
          Attention:  Jeffrey S. Held, Esq.
          Telephone:  (212) 408-2416
          Telecopy:   (212) 408-2420

     If to the Stockholder, to:

          [Name of Stockholder]
          Southern California Orthopedic
            Institute Medical Group
          6815 Noble Avenue
          Van Nuys, California  91405
          Telephone:  (818) 901-6600
          Telecopy:   (818) 901-6680

          with copies to:

          Southern California Orthopedic
            Institute Medical Group
          6815 Noble Avenue
          Van Nuys, California  91405
          Attention:  Managing Partner
          Telephone:  (818) 901-6600
          Telecopy:   (818) 901-6680

          and to:

          Saphier and Heller Law Corporation
          1900 Avenue of the Stars, Suite 1900
          Los Angeles, California  90067
          Attention:  Michael D. Saphier, Esq.
          Telephone:  (310) 201-7555
          Telecopy:   (310) 286-7821

     (k) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the State of California, the time period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     (l) Attorneys' Fees. In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.


     (m) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (n) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     (o) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.


                                      * * *

                                             AMENDMENT NO. 1 TO THE RESTRICTED
                                    STOCK AGREEMENT dated September 11, 1997, between BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Company"), and each individual identified on the signature page hereof (each a "Stockholder" and, collectively, the "Stockholders").

         Reference is made to the Restricted Stock Agreement entered into as of November 22, 1996, effective as of November 1, 1996 (the "Restricted Stock Agreement"), pursuant to which each Stockholder acquired shares (the "Restricted Stock") of the common stock of the Company, par value $0.001 per share (the "Common Stock"). The parties hereto desire to amend certain of the provisions of the Restricted Stock Agreement relating to the vesting of the Restricted Stock and the transferability thereof.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and each Stockholder (for himself or herself only) agree as follows:

         SECTION 1. All capitalized terms used but not defined herein have the meanings ascribed in the Restricted Stock Agreement.

         SECTION 2. Section 2 to the Restricted Stock Agreement is hereby amended in its entirety, to read as follows:

         "2. Vesting of the Restricted Stock.

                  (a) Except as otherwise provided in paragraph 2(b) below, the Restricted Stock shall become vested in accordance with the following schedule, if, as of each such date, (i) the Management Services Agreement has not been terminated, (ii) there has not been a Cessation of Active Practice (as defined in paragraph 2(c) below) by the Stockholder, (iii) the Stockholder has not become permanently disabled (as described in paragraph 3(d) below), and (iv) the Stockholder has not died:

            Anniversary Date                              Percentage of
            of this Agreement                        Restricted Stock Vested
            -----------------                        -----------------------
                  First                                        25%
                 Second                                        25%
                  Third                                        25%
                 Fourth                                        25%

                  For purposes of this Agreement, "Anniversary Date of this Agreement" means November 1 of each year after 1996. Shares of the Restricted Stock which have become vested are referred to herein as "Vested Shares" and all other shares of the

                  Restricted Stock are referred to herein as "Unvested Shares." The parties acknowledge and agree that the number of shares issued to the Stockholder hereunder may be increased or decreased in connection with the recalculation described in
                  Schedule III to the Management Services Agreement. Accordingly, following such recalculation, the vesting schedule set forth above shall be applicable retroactively and prospectively to the adjusted number of shares issued to the Stockholder in connection with such recalculation.

                           (b) Notwithstanding the foregoing, in the event of
                  the death of the Stockholder, in addition to any shares that have vested in accordance with paragraph 2(a) above, the number of Unvested Shares scheduled to become Vested Shares pursuant to paragraph 2(a) above during the eighteen-month period immediately following the date of death shall immediately become Vested Shares.

                           (c) For purposes of this Agreement, "Cessation of
                  Active Practice" means the Stockholder's resignation from or termination of employment with the Medical Group (other than by reason of death or permanent disability).

                           (d) For purposes of this Agreement, if the
                  Stockholder is insured under a disability insurance policy, the determination under such policy as to whether such Stockholder's condition constitutes a permanent disability shall be binding on the parties hereto. If the Stockholder is not insured under a policy of disability insurance, such determination shall be made by an independent qualified physician proposed by the Medical Group, subject to the approval of the

                  Company, which approval shall not be unreasonably withheld.

                           (e) Notwithstanding anything to the contrary set
                  forth in this Agreement, including without limitation the provisions of paragraph 2(a) hereof relating to vesting, if as of the date or dates on which any of the Restricted Stock is scheduled to vest, Phase II under the Management Services Agreement has not yet commenced and the Medical Group has not waived the Medical Group's right to terminate the Management Services Agreement pursuant to Section 13.1(e) of the Management Services Agreement (providing the Medical Group the right under certain circumstances to terminate the Management Services Agreement prior to the commencement of Phase II), such vesting shall be deferred until (i) the date on which Phase II under the Management Services Agreement commences or
                  (ii) the date on which the Medical Group gives written notice to the Management Company waiving its right to terminate the

                  Management Services Agreement under Section 13.1(e), whichever first occurs. If the Management Services Agreement is terminated by the Medical Group pursuant to Section 13.1(e) thereof, none of the Restricted Stock shall be deemed to be Vested Shares hereunder."

         SECTION 3. Section 3 to the Restricted Stock Agreement is hereby amended in its entirety, to read as follows:

         "3. Forfeiture and Repurchase of Restricted Stock.

                           (a) In the event of the Cessation of Active Practice
                  by or the death or permanent disability of the Stockholder (the "Forfeiture Event"), the following provisions shall apply.

                           (i) The Stockholder or the estate (in the case of
                  death) of the Stockholder shall transfer to the Medical Group, all of the Unvested Shares held by the Stockholder. Such Unvested Shares shall be transferred for consideration equal to an amount in cash (the "Forfeiture Payment") determined by multiplying the number of such Unvested Shares by the Original Value. The stock certificate(s) representing those shares (duly endorsed for transfer in accordance with this Section 3(a)) shall be delivered to the Company, and the Forfeiture Payment shall be paid by the Medical Group to the Stockholder (or his or her estate, if applicable), no later than sixty (60) days after the Forfeiture Event.

                           (ii) A portion of the shares of Restricted Stock
                  received by the Medical Group pursuant to Section 3(a)(i) above shall immediately vest upon the transfer to the Medical Group, and a portion shall be held by the Medical Group as Unvested Shares. The number of such shares that will immediately become Vested Shares shall be determined by dividing the Forfeiture Payment by the Fair Market Value per share of Restricted Stock as of the date of such Forfeiture Event. The remainder of such shares shall be Unvested Shares and shall continue to vest according to the schedule set forth in Section 2(a) hereof. The Company shall, within thirty (30) days after its receipt of such stock certificate(s), issue and deliver to the Medical Group a certificate representing the Unvested Shares and a certificate representing the Vested Shares. Any such Vested Shares may at the discretion of the Medical Group be retained by the Medical Group or transferred or Sold to any Person, in accordance with the terms of this Agreement.


                           (iii) The Medical Group shall not Sell (as
                  hereinafter defined) any Unvested Shares to any Person, other than to one or more physician employees or equity owners of the Medical Group, who prior to the receipt of such shares from the Medical Group had not acquired any shares of the Company's Common Stock pursuant to the Management Services Agreement between the Company and the Medical Group. As a condition to any such Sale, the transferee shall execute and deliver to the Company a Restricted Stock Agreement in substantially the form of this Agreement, effective as of the date of transfer of such shares. The Unvested Shares distributed according to this Section 3(a) shall be subject to a vesting schedule identical to the schedule set forth in
                  Section 2(a) hereof.

                           (b) In the event that the Management Services
                  Agreement is terminated for any reason prior to the fourth anniversary of the Commencement Date (as defined therein) (the "Repurchase Event"), the Company shall have the right (but not the obligation) (the "Repurchase Option"), to be exercised in its sole discretion, to repurchase all or any portion of the Restricted

                  Stock (whether vested or unvested and whether held by the Stockholder or one or more of the Stockholder's Permitted Transferees) pursuant to the terms and conditions set forth in this Section 3(b).

                           (i) The Company may elect to exercise the Repurchase
                  Option and repurchase all or any portion of the Restricted Stock by delivering written notice (the "Repurchase Notice") to the Stockholder within ninety (90) days after the Repurchase Event; provided, however, that, if the Company elects to repurchase less than all of the Restricted Stock, the Company shall first repurchase all of the Unvested Shares and then repurchase that number of Vested Shares, if any, as the Company may, in its sole discretion, elect. The Repurchase Notice shall set forth the number of Unvested Shares and Vested Shares to be repurchased, the aggregate consideration to be paid for such shares, and the time and place for the closing of the transaction. The purchase price payable for each Unvested Share shall equal the Original Value for such share and the purchase price payable for each Vested Share shall equal the Fair Market Value for such share. If the number of shares of Restricted Stock that the Company has elected to repurchase is less than the total number of shares of Restricted Stock held by all of the Stockholders, the Company shall purchase the shares of Restricted Stock pro rata according to the number of shares of Restricted Stock held by all of the Stockholders at the time of delivery of such

                  Repurchase Notice (determined as nearly as practicable to the nearest whole share).

                           (ii) The closing of the repurchase of Restricted
                  Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than sixty (60) days nor less than five (5) days after the delivery of the Repurchase Notice. The Company shall pay for Restricted Stock to be purchased pursuant to the Repurchase Option by delivery of (A) a check or wire transfer of funds, (B) subordinated note or notes payable in up to five equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the greater of either the prime rate announced from time to time by The Chase Manhattan Bank (National Association) plus

                  1/2% or the "applicable Federal rate" (as defined in Section 1274(d) of the Internal Revenue Code) in effect from time to time, or (C) a combination of both (A) and (B), in the aggregate amount of the repurchase price for such shares; provided, however, that in the event that the Medical Group is obligated to pay to the Company any sums in connection with the repurchase of assets by the Medical Group pursuant to the Management Services Agreement, the total of such sums may be offset by the Company against any amounts owed by the Company to the Stockholders pursuant to each of the Restricted Stock Agreements, such offset amount to be allocated pro rata among all of the Stockholders. Any notes issued by the Company pursuant to this paragraph 3(b)(ii) shall be subject to the restrictive covenants, if any, to which the Company is subject at the time of such repurchase. The Company shall be entitled to require the signature of the Stockholder to be guaranteed and to receive representations and warranties from such Stockholder regarding (x) the Stockholder's power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in such Restricted Stock, (y) the Stockholder's ownership of such Restricted Stock and the absence of any liens, pledges, and other encumbrances on such Restricted Stock and (z) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which the Stockholder or such Stockholder's assets are bound resulting from such sale.

                           (c) Notwithstanding anything to the contrary set
                  forth in this paragraph 3, in the event of a Repurchase Event consisting of the termination of the Management Services Agreement by the Medical Group pursuant to Section 13.1 of the Management Services Agreement, or in the event of termination of the Management Services Agreement by either party in accordance with Section 27 thereof (pursuant to Section 13.3), the Company shall have the obligation (rather than the option) to purchase all of the Restricted Stock acquired by the Stockholder pursuant to this Agreement, and the repurchase price shall be paid in full in cash not later than sixty (60) days after the date of termination of the Management Services Agreement; provided, however, that in the event that the Medical Group is obligated to pay to the Company any sums in connection with the repurchase of assets by the Medical Group pursuant to the

                  Management Services Agreement, the total of such sums may be offset by the Company against any amounts owed by the Company to the Stockholders pursuant to each of the Restricted Stock Agreements, such offset amount to be allocated pro rata among all of the Stockholders.

                           (d) In the event that the Stockholder is required,
                  prior to the consummation of an initial public offering of the Company's Common Stock pursuant to the 1933 Act or prior to the second anniversary of the date hereof, whichever is later, to pay any state or federal taxes in connection with the receipt of the Restricted Stock hereunder, the Stockholder shall have the right to Sell to the Company, and the Company shall be obligated to purchase from the Stockholder, for the purchase price determined in accordance with this paragraph 3, such number of shares of Vested Stock, which shares shall have been held (as Unvested Stock or Vested Stock) by the Stockholder for at least six (6) months, as the Stockholder may tender to the Company, provided that the purchase price therefor shall not exceed the total amount of the Stockholder's tax liability incurred in connection with the receipt of such stock. In the event that the Stockholder desires to exercise the right conferred under this paragraph 3(d), the Stockholder shall give notice to the Company not earlier than forty-five (45) days prior to, nor later than forty-five (45) days after, the date on which such taxes are due and payable, and the Stockholder shall furnish to the Company reasonable documentation prepared by the Stockholder's certified public accountant establishing the amount of such tax liability.

                           (e) Notwithstanding anything to the contrary
                  contained in this Agreement, all repurchases of Restricted Stock by the Company shall be subject to applicable restrictions, if any, under Federal law or the Delaware General Corporation Law. Notwithstanding anything to the contrary contained in this Agreement, if any such restrictions prohibit or otherwise delay the repurchase of Restricted Stock hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

                           (f) In the event that Restricted Stock is repurchased
                  pursuant to this paragraph 3, the

                  Stockholder and his or her successors and assigns shall take all reasonable steps to obtain all required third-party, governmental and regulatory consents and approvals and take all other reasonable actions necessary to facilitate consummation of such repurchase in a timely manner."

         SECTION 4. Section 4(a) of the Restricted Stock Agreement is hereby amended by (a) adding the words "and except for Permitted Transfers" after the words "paragraph 3" in the second line thereof and (b) adding the phrase "(other than pursuant to paragraph 3 above)" after the words "Unvested Shares" in the fifth line thereof.

         SECTION 5. Section 4(e) of the Restricted Stock Agreement is hereby amended in its entirety, to read as follows:

                           "(e) Any Permitted Transferee (other than the
                  Company) shall, as a condition to the transfer, (i) agree to be bound by all of the provisions of this Agreement applicable to the Stockholder and shall evidence such agreement by executing and delivering to the Company a joinder to this Agreement in form and substance satisfactory to the Company, and (ii) if such transferee is a partner in or an equity owner or employee of the Medical Group, execute a noncompetition agreement in form and substance satisfactory to the Company (if such transferee is not, as of the date of such transfer, a party to such an agreement with the Company)."

         SECTION 6. Section 5 of the Restricted Stock Agreement is hereby amended by adding the following new definitions:

                           "(f) "Permitted Transferee" means, as to the
                  Stockholder, any transferee who acquires the Restricted Stock pursuant to a Permitted Transfer or any other transfer made in accordance with the provisions of this Agreement.

                           (g) "Permitted Transfer" means, as to the
                  Stockholder, any sale or transfer of Vested Shares to (A) the spouse or lineal descendants of the Stockholder or (B) a trust for the benefit of any of the foregoing."

         SECTION 7. Section 7(i) is hereby amended by adding the following at the end thereof:

                   "; provided, however, that the Company may, without the Stockholder's consent, amend Schedule A hereto upon consummation of a Permitted Transfer of Restricted Stock by any Stockholder or upon the issuance of additional shares of Common Stock by the Company to the Stockholders pursuant to
                   Schedule III of the Management Services Agreement, in either case to reflect the then current ownership of the Restricted Stock."

         SECTION 8. This Amendment No. 1 shall be deemed effective as of November 1, 1996. Except as expressly provided in this Amendment No. 1, the Restricted Stock Agreement remains in full force and effect in accordance with its terms.

         SECTION 9. No Stockholder shall have any responsibility for any breach of this Amendment No. 1 by any other Stockholder or for any representations, warranties, acts or omissions of any other Stockholder. Each Stockholder is entering into this Amendment No. 1 for and on behalf of such Stockholder only, and no partnership, joint venture, unincorporated association or any other legal entity is intended to be formed by or among the Stockholders as a result of or in connection with this Amendment No. 1. The parties have chosen to execute a single instrument for convenience only, and this Agreement shall be construed as separate and several agreements among the Medical Group, the Company and each of the respective Stockholders for all purposes. This Amendment No. 1 may be executed in separate counterparts and each such counterpart shall constitute an original instrument.

         SECTION 10. This Amendment No. 1 shall by governed by, construed and interpreted in accordance with the laws of the State of California.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Restricted Stock Agreement as of the date first written above.

                                     COMPANY

                                     BONE, MUSCLE AND JOINT, INC.

                                     By:
                                        -----------------------------
                                        Name:
                                        Title:

                                     STOCKHOLDERS

                                     --------------------------------
                                     James M. Fox, M.D.

                                     DEL PIZZO TRUST

                                     By:
                                        -----------------------------
                                        Name:
                                        Title:

                                     FRIEDMAN FAMILY TRUST

                                     By:
                                        -----------------------------
                                        Name:
                                        Title:

                                     STEPHEN J. SNYDER AND LEE ANN
                                         SNYDER FAMILY TRUST

                                     By:
                                        -----------------------------
                                         Stephen J. Snyder, M.D.,
                                             co-trustee

                                     By:
                                        -----------------------------
                                         Lee Ann Snyder, co-trustee

                                     THE RICHARD FERKEL AND MICHELLE
                                         FERKEL REVOCABLE TRUST

                                     By:
                                        -----------------------------
                                         Richard Ferkel, M.D.,

                                             co-trustee

                                     By:
                                        -----------------------------
                                         Michelle Ferkel, co-trustee

                                     TODD A. MOLDAWER AND NANCY P.
                                         MOLDAWER FAMILY TRUST

                                     By:
                                        -----------------------------
                                         Todd A. Moldawer, M.D.,
                                             co-trustee

                                     By:
                                        -----------------------------
                                         Nancy P. Moldawer, co-trustee

                                     THE HANKER LIVING TRUST

                                     By:
                                        -----------------------------
                                         Gregory J. Hanker, M.D.,
                                             co-trustee

                                     By:
                                        -----------------------------
                                         Mary Pat Hanker, co-trustee

                                     --------------------------------
                                     Herbert D. Huddleston, M.D.

                                     --------------------------------
                                     Trevor P. Lynch, M.D.

                                     --------------------------------
                                     Saul M. Bernstein, M.D.

                                     KARZEL FAMILY TRUST

                                     By:
                                        -----------------------------
                                         Name:
                                         Title:

                                     --------------------------------
                                     A. Elizabeth Bloze, M.D.

                                     --------------------------------
                                     Todd J. Molnar, M.D.

                                     --------------------------------

                                     Steven A. Schopler, M.D.

                                     --------------------------------
                                     Jonathan S. Jaivan, M.D.

                                     --------------------------------
                                     Donald A. Wiss, M.D.

                                     --------------------------------
                                     Patricia C. McKeever, M.D.

                                     --------------------------------
                                     David M. Auerbach, M.D.

                                     --------------------------------
                                     Pamela Westlin

                                     --------------------------------
                                     Glenn Cozen

ACCEPTED AND AGREED
  AS TO SECTION 3:

SOUTHERN CALIFORNIA ORTHOPEDIC
  INSTITUTE MEDICAL GROUP

By Its Partners:

JAMES M. FOX, M.D., INC.

By:
   -----------------------------
   James M. Fox, M.D., President

WILSON DEL PIZZO, M.D., INC.

By:
   -----------------------------
   Wilson Del Pizzo, M.D.,
         President

MARC J. FRIEDMAN, M.D., INC.

By:
   -----------------------------
   Marc J. Friedman, M.D.,
         President

--------------------------------
Stephen J. Snyder, M.D.

--------------------------------
Richard D. Ferkel, M.D.

--------------------------------
Todd D. Moldawer, M.D.

--------------------------------
Gregory J. Hanker, M.D.

HERBERT DENNIS HUDDLESTON, M.D., INC.

By:
   -----------------------------
   Herbert Dennis Huddleston, M.D.,
         President

--------------------------------
A. Elizabeth Bloze, M.D.


--------------------------------
Todd J. Molnar, M.D.

TREVOR P. LYNCH, M.D., A MEDICAL
  CORPORATION

By:-----------------------------
   Trevor P. Lynch, M.D.,
         President

SAUL M. BERNSTEIN, M.D., INC.

By:-----------------------------
   Saul M. Bernstein, M.D.,

         President

--------------------------------
Steven A. Schopler, M.D.

--------------------------------
Ronald P. Karzel, M.D.

--------------------------------
Jonathan S. Jaivan, M.D.

--------------------------------
Donald A. Wiss, M.D.

--------------------------------
Patricia C. McKeever, M.D.

--------------------------------
David M. Auerbach, M.D.